EXHIBIT 99.1
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                              Contacts:   Duane Reade Holdings, Inc.
                                          John Henry
                                          (212) 273-5746
                                          SVP - Chief Financial Officer

                                          Investors: Cara O'Brien/Lauren Levine
                                          Press: Melissa Merrill
                                          (212) 850-5600
                                          Financial Dynamics


FOR IMMEDIATE RELEASE
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           DUANE READE ANNOUNCES SETTLEMENT AGREEMENT WITH LOCAL 338
      RWDSU/UFCW AND NEW COLLECTIVE BARGAINING AGREEMENTS WITH LOCAL 338
          RWDSU/UFCW AND LOCAL 340A NEW YORK JOINT BOARD UNITE HERE!

           - COMPANY SETTLES ALL NLRB AND UNION LITIGATION MATTERS -
- COMPANY AND UNIONS AGREE TO NEW THREE YEAR COLLECTIVE BARGAINING AGREEMENTS -
- COMPANY TO RECORD LABOR CONTINGENCY CREDIT OF APPROXIMATELY $18.3 MILLION UPON RATIFICATION OF THE LOCAL 338 RWDSU/UFCW COLLECTIVE BARGAINING AGREEMENT -

New York, New York, April 11, 2006 - Duane Reade Holdings, Inc. today announced that the National Labor Relations Board (NLRB) has approved a settlement agreement between Duane Reade and the Allied Trades Council Division of Local 338 RWDSU/UFCW with respect to all outstanding legal matters involving the respective parties. The Company also announced that three year collective bargaining agreements with Local 338 RWDSU/UFCW and Local 340A New York Joint Board UNITE HERE! have been agreed to by both the unions and the Company. The settlement agreement and new collective bargaining agreement for Local 338 RWDSU/UFCW are subject to ratification of the collective bargaining agreement by the union membership of Local 338 RWDSU/UFCW.

SETTLEMENT AND COLLECTIVE BARGAINING AGREEMENTS WITH LOCAL 338 RWDSU/UFCW

The settlement agreement with Local 338 RWDSU/UFCW resolves all outstanding litigation and disputes with both the union and the NLRB and will become effective upon ratification of the collective bargaining agreement by the union membership. The collective bargaining agreement with Local 338 RWDSU/UFCW covers all of the Company's clerks, cashiers, pharmacy clerks, pharmacy technicians, and photo technicians at 141 of its stores. If ratified, the new collective bargaining agreement will expire on March 31, 2009.

Richard W. Dreiling, President and Chief Executive Officer of Duane Reade Holdings, commented, "Duane Reade is pleased with the settlement agreement and believes that the terms represent the best possible solution for both parties. In addition, the agreement allows for Duane Reade to remain on target with its previously provided Adjusted FIFO EBITDA and cash flow guidance. The successful resolution of this litigation is consistent with our efforts to renew and strengthen Duane Reade's relationship with its employees, customers and the New York City community. We are looking forward to a long and mutually beneficial relationship with Local 338 RWDSU/UFCW."

Stuart Appelbaum, President of RWDSU, stated, "We are excited to have reached an agreement with Duane Reade. It is consistent with our belief that everyone can benefit when the interests of workers are successfully addressed. This is a great achievement for both Local 338 RWDSU/UFCW and Duane Reade."

John R. Durso, President of Local 338 RWDSU/UFCW, stated, "We are delighted to be able to move forward with Duane Reade. We are confident that the settlement is positive for all involved - Duane Reade, Duane Reade employees, and Local
338. Duane Reade is New York's drugstore of choice, and we are pleased to be associated with them."


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Under the settlement and new collective bargaining agreement,  Duane Reade will not be required to make any cash payments to the union benefit funds, will have only a limited contingent obligation going forward and will cease making an annual $4.4 million provision related to outstanding legal matters involving the union labor litigation. As a result, once the collective bargaining agreement is ratified by union membership, the Company expects to record a one-time non-cash pre-tax benefit of approximately $18.3 million to reduce its labor contingency reserve, which was $20.7 million at December 31, 2005.

The $20.7 million reserve as of December 31, 2005 was accrued in connection with a decision of the NLRB relating to whether the Company and Allied Trades Council (prior to it becoming a division of Local 338 RWDSU/UFCW) were at an impasse in labor negotiations in September 2001. Their decision (which was the subject of an appeal to the Circuit Court) was that an impasse had not occurred and as a result the Company was liable for additional contributions to various union benefit funds.

Mr. Dreiling concluded, "The settlement agreement demonstrates clear and tangible progress on `Duane Reade Full Potential,' our recently announced six point strategic plan to transform the business and improve performance. A key part of the plan is to reduce litigation costs and the related distraction to management, and this agreement is a noteworthy step in executing on this initiative. We now have the ability to focus even more on the other core aspects of Duane Reade Full Potential, including driving front-end and pharmacy sales, improving front-end margins, streamlining our cost structure, addressing underperforming stores, and optimizing working capital."

COLLECTIVE BARGAINING AGREEMENT WITH UNITE HERE!

Additionally, Duane Reade and UNITE HERE! have agreed to the terms of a new three year collective bargaining agreement that covers clerks, cashiers, pharmacy clerks, pharmacy technicians, and photo technicians at the other 110 of the Company's locations. This agreement will expire on March 31, 2009.

ABOUT DUANE READE
Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photofinishing. As of December 31, 2005, the Company operated 251 stores.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE AND THE ACCOMPANYING DISCUSSION ON THE EARNINGS CONFERENCE CALL ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN ADDITION, THIS DOCUMENT MAY CONTAIN STATEMENTS, ESTIMATES OR PROJECTIONS THAT CONSTITUTE "FORWARD-LOOKING" STATEMENTS AS DEFINED UNDER U.S. FEDERAL SECURITIES LAWS. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED OR EXPECTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHER THINGS, WHETHER THE NEW COLLECTIVE BARGAINING AGREEMENTS ARE RATIFIED BY THE MEMBERS OF THE RELEVANT UNIONS, THE COMPETITIVE ENVIRONMENT IN THE DRUG STORE INDUSTRY IN GENERAL AND IN THE NEW YORK METROPOLITAN AREA, THE ABILITY TO OPEN AND OPERATE NEW STORES, THE CONTINUED EFFORTS BY PAYERS AND GOVERNMENT AGENCIES TO REDUCE PRESCRIPTION REIMBURSEMENT RATES AND PRESCRIPTION DRUG BENEFITS, THE STRENGTH OF THE ECONOMY IN GENERAL, THE ECONOMIC CONDITIONS IN THE NEW YORK GREATER METROPOLITAN AREA, CHANGES IN FEDERAL AND STATE LAWS AND REGULATIONS, INCLUDING THE POTENTIAL IMPACT OF CHANGES IN REGULATIONS SURROUNDING THE IMPORTATION OF PHARMACEUTICALS FROM FOREIGN COUNTRIES AND CHANGES IN LAWS GOVERNING MINIMUM WAGE REQUIREMENTS, CHANGES IN THE COMPANY'S OPERATING STRATEGY, CAPITAL EXPENDITURE PLANS OR DEVELOPMENT PLANS, THE COMPANY'S ABILITY TO ATTRACT, HIRE AND RETAIN QUALIFIED PHARMACY AND OTHER PERSONNEL, THE COMPANY'S SIGNIFICANT INDEBTEDNESS, LABOR DISTURBANCES, THE CONTINUED IMPACT OF, OR NEW OCCURRENCES OF, TERRORIST ATTACKS IN THE NEW YORK GREATER METROPOLITAN AREA AND ANY ACTIONS THAT MAY BE TAKEN IN RESPONSE, DEMOGRAPHIC CHANGES, THE COMPANY'S ABILITY TO LIMIT FRAUD AND SHRINK, AND RECALLS OF PHARMACEUTICAL PRODUCTS DUE TO HEALTH CONCERNS OR OTHER REASONS. THOSE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN DUANE READE'S REPORTS FILED WITH THE SEC FROM TIME TO TIME, INCLUDING ITS ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K. YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY FEDERAL SECURITIES LAWS, WE DO NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

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